Exhibit  21.1



                   ELCOM INTERNATIONAL, INC., AND SUBSIDIARIES


            SUBSIDIARIES OF THE REGISTRANT AND STATE OF INCORPORATION
                              AS OF MARCH 23, 1999


                                                                Place of
        Name                                                  Incorporation
----------------------------                                --------------------
Elcom International, Inc.                                       Delaware

Elcom Services Group, Inc.                                      Delaware

elcom.com, inc.                                                 Delaware

Elcom International Limited                                   United Kingdom

Elcom Systems Limited                                         United Kingdom

Elcom Group Limited                                           United Kingdom

AMA (UK) Limited                                              United Kingdom

Elcom Holdings Limited                                        United Kingdom

Rapid Recall Limited                                          United Kingdom

Elcom Information Services Limited                            United Kingdom

Elite Computer Distribution Limited                           United Kingdom

Prophet Group Limited                                         United Kingdom

Portable Computers Limited                                    United Kingdom

Elcom Services Group Limited                                  United Kingdom

Data Supplies Limited                                         United Kingdom

Elcom .Com Limited                                            United Kingdom

Lantec Information Services Limited                           United Kingdom